UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 9, 2007, JMAR Technologies, Inc. announced the receipt of a purchase order from Yorkshire Water Services Ltd. to install and test the BioSentry™ Water Monitoring System in a major water utility facility in the U.K. This test program marks the first water utility application for BioSentry in Europe.

The program, scheduled to begin later this month, will determine the effectiveness of the BioSentry in detecting the presence of Cryptosporidium, a parasitic protozoan that is chlorine resistant and can infect humans, resulting in serious illness. Due to a number of outbreaks in the U.K., monitoring for Cryptosporidium is required by the U.K.’s Drinking Water Inspectorate (DWI). Current testing utilizes traditional grab-sample methods which are expensive and can take up to 72 hours to obtain results.

Yorkshire Water has agreed to lease the BioSentry System for an evaluation period of six months. Upon successful completion of the test period, they will have the option to purchase the unit for permanent installation. The agreement was facilitated by JMAR’s U.K. representatives, ExcelFirst, Ltd.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on January 9, 2007 announcing the purchase of a BioSentry by Yorkshire Water Services Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

January 11, 2007	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on January 9, 2007 announcing the purchase of a BioSentry by Yorkshire Water Services Ltd.